EXHIBIT 99.1


                                  [LETTERHEAD]

FOR RELEASE FEBRUARY 26, 1998                          NEWS RELEASE
Contact:  Matt Clawson (investors)
          Owen Daley (media)
          Allen & Caron Inc.
          (714)252-8440

            PREMIER LASER SYSTEMS ACQUIRES 51% OF OPHTHALMIC IMAGING
                    SYSTEMS STOCK THROUGH PRIVATE PURCHASE;
                        AGREES TO COMMENCE TENDER OFFER

     IRVINE, CA (February 26, 1998)....Premier Laser Systems Inc. (Nasdaq
NM:PLSIA) announced today that it has acquired approximately 51% of the outstanding stock of Sacramento-based Ophthalmic Imaging Systems (Nasdaq:OISI) through private purchases. Premier had previously purchased approximately 29.5% of the outstanding Ophthalmic Imaging's stock in the open market.

     As part of the acquisition, Premier has agreed with OIS that Premier will commence a tender offer within five business days to acquire the remaining outstanding shares of OIS. Pursuant to the tender offer, Premier intends to offer, in return for each share of OIS tendered $1.75 in cash, $0.25 in Premier stock and two warrants, each of which permit the holder to acquire $0.25 worth of stock for a nominal purchase price if OIS meets certain future revenue goals. The terms of the proposed tender offer are identical to the terms of the private purchase Premier completed today. Premier's acquisition of certain OIS shares is subject to rescission in the event Premier does not acquire shares under its tender offer.

     The Directors of OIS have unanimously approved the transaction and recommended that OIS shareholders accept Premier's offer to tender their shares. Premier Chairman, President and CEO Colette Cozean, Ph.D, said "We are truly pleased to have the opportunity to join forces with such an exceptional company and strong management team and that their Board of Directors has voiced unanimous agreement. We believe we will be able to rapidly improve OIS' performance through our international distribution channels for their products, manufacturing expertise, products synergies and economies of scale. We further believe that the strength of our balance sheet and position in the ophthalmic market combined with OIS' innovative technology

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PREMIER LASER SYSTEMS ACQUIRES

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and product line should provide excellent opportunities for the shareholders and employees of both companies."

     Cowen & Company, OIS' financial advisor, has delivered to the Board of Directors of OIS its opinion that as of the date of the opinion, the terms of the offer are fair, from a financial point of view, to the holders of OIS common stock (other than Premier and its affiliates).

     Ophthalmic Imaging System's CEO, Steven Verdooner said, "OIS is very pleased and excited about this opportunity. Premier's corporate strategy continues to demonstrate a strong commitment to the ophthalmic field through the acquisition of innovative, market-leading products. We believe that OIS will be an important part of Premier's continued growth and offers a new dimension to its ophthalmology business."

     The completion of the tender offer is subject to customary conditions, including registration with the Securities and Exchange Commission of the securities to be offered to the OIS shareholders.

     OIS is engaged in the business of designing, developing, manufacturing and marketing digital imaging systems and image enhancement and analysis software for use by practitioners in the ocular health field.

     Premier Laser Systems develops, manufactures and markets several lines of proprietary medical lasers, fiber optic delivery systems, corneal topography systems and associated products and services for a variety of dental, ophthalmic and surgical applications.

The statements in this news release that relate to future events or performance, statements about growth, company performance, distribution channels, levels of sales and market size, future manufacturing capacity and efficiencies, future product shipment rates, future product introductions are forward-looking statements that involve risks and uncertainties, including risks associated with uncertainties related to the development of markets for and commercial acceptance of the Company's products and services, the availability of components, competitors' products introductions, patent or other litigation, and other risks identified in the Company's SEC filings. Actual results may differ from those described in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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